MedCom USA
INVESTOR PRESENTATION
February 2007

Disclosure
This presentation includes forward-looking statements that are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers and listeners are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are set forth in the company's periodic filings with the US Securities and Exchange Commission.

MedCom USA, Inc. Overview
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Provides electronic processing and financial services for Healthcare Providers
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Real-time eligibility and benefit verification through the largest real time gateway in the healthcare industry
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Complete revenue cycle management
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Point-of-service transaction processing
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Electronic processing of claims
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Automates billing and account management

Key Facts
Symbol	EMED.OB
Corporate Headquarters	Scottsdale, AZ
Stock Price (2/09/07)	$0.61
52-Week Range	$0.20 - 1.15
Shares Outstanding (11/12/06)	86,770,504
Market Capitalization	$52,930,007
Volume (daily 90-day average)	129,544
Debt (09/30/06)	$0
Cash (09/30/06)	$62,865
Insider Ownership	40%
Full-time Employees	35
Fiscal Year	June 30
Accounting Firm	Jewett, Schwartz
& Wolfe

Management
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William P. Williams, President and Chief Executive Officer, Director
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William P. Williams has been the Chairman, Chief Executive Officer From 1983 to 1995, he was President and
Chairman of the Board of Shelton Financial, Inc., a
financial factoring firm headquartered in San Antonio,
Texas.  Mr. Williams has a Bachelor of Arts and a Master of
Business Administration in Finance from Baylor University.
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William L. Bednarski, Chief Operating Officer
Mr. Bednarski joined the Company in October, 2006 from Mi.rad International Inc., a medical device and acute care company, For the twelve years prior to Minrad, he worked
with Nellcor, now a division of Tyco International Ltd., as
Vice President of OEM and Licensing Technology. Mr.
Bednarski graduated Cum Laude from Harvard University
and has an MBA in Finance from the Wharton School of
Business at the University of Pennsylvania.
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Management
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Paul  Snyder, Executive Vice President of Hospital Sales
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Mr. Snyder is responsible for developing and growing hospital sales for the MedCom Health Care Transaction solutions. Paul is a former Vice President of Corporate
Solutions for Cardinal Health. Mr. Snyder was responsible,
for developing corporate agreements that totaled $120
million in new business. Prior to Cardinal, he held sales
leadership and account management positions with
Allegiance Healthcare and Baxter Healthcare. Mr. Snyder
holds both a B.S. and MBA from California State University,
Sacramento.
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Michael Malet, Executive Vice President
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Mr. Malet has served in this capacity since 2001.  From 1998 to 2001 he was COO of MedCom.  From 1995 - 1997
he was President of New View Technologies Inc. New View
Technologies was purchased by MedCom in 1998.

The MedCom System
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The Medcom transaction system
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Patient eligibility and benefit verification
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Revenue cycle management
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Web-based delivery model
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Saves time:  increases patient flow
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Improves claims filing, billing and collections:  increases cash flow to
Healthcare Providers
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Provides transparency and payment flexibility to healthcare consumers

Product/Service Description
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Eligibility and Benefits Verification
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Determining a patients health insurance coverage in seconds to over 480 insurance companies and plans
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100 % Paperless claims processing: allows Doctors to process all claims through one, simple to use device
Claim Status and Pre-Authorizations: allows Doctors/Hospitals to manage transactions for specific payers
●
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Easy Pay
Credit, Debit and Check Services: affords the Doctor and Hospital the opportunity to collect at the time of service
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Patient Easy Pay- used when patient responsibility can not be determined at the time of service.
Automated Recurring Payments
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Target Market
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Target market consists of all Healthcare Providers
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Saves them time and increases cash flow
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There are 700,000 Healthcare Provider offices and 7,145 Hospitals in the US
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Total potential market size exceeds $1.5bn
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Potential office market @ $150/month per office = $1.3bn annually
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Potential hospital market @ $4,000/month per hospital = $342mm annually
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5% capture represents over $76mm in annual revenue

Competitive Advantages
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Single Sign On Access to over 480 insurance payers and plans.
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Two simple solutions to choose from POS or Portal
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“One Stop Shopping” for all Healthcare and Financial Transaction Services.
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Healthcare Provider friendly
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Cost Effective
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MedCom solves both the Patient Access and Revenue Cycle issues that Doctors and Hospitals are dealing with.
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MedCom System accepts all bank Healthcare Savings Account Cards (HSA)

Case Study 1
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Hospital Network
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Sales Process - 4 to 5 Months
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Customer Problem - Low compliance of eligibility verification. No capacity to collect funds at point of service.
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Solution - Installation of the MedCom System
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Cost of Solution to MedCom is $28,800
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Revenue from Client is $9,400 per month.
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Result - increased revenue for Client from $30,000 per month to $300,000 per month

Case Study 2
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Gastroenterologist
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Sales Process – 4 weeks, 3 visits.
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Customer Problem – Difficulty collecting deductible balances form patients.
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Solution – Install MedCom System to determine eligibility and then collect Easy Pay signature on file for patient responsibility on initial procedures.
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Cost of Solution to MedCom - $430.00.
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Revenue from Client is $160 per month.
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Result – Decreased accounts receivable significantly and reduced administration costs.
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Typical Savings for a single practice can be as high as $40,000 per year.

Sales & Distribution
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Sales are conducted through a combination of telesales and
face-to-face initiatives for clinics,
physician, and other Providers
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Sales for hospital solicitations through acquired sales
relationships and face-to-face
sales.

Growth Strategy
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Continue to accentuate telemarketing effort which has increased due to the product evolution from hardware to a web-based solution
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Strategic acquisitions who are selling products to hospitals and have established relations with senior hospital executives.

Strategic Acquisition
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Target provides patient enrollment into government programs for indigent check-ins
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Received 15% of what they recover for hospitals
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Represents “found money” for hospitals- hospitals  would otherwise receive zero
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Excellent relationship with hospital management
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Expect $4.2mm-$4.5mm 07 revenues, $1.3mm to 1.5mm operating income
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Gives EMED access to 50+ hospitals
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Cash and Share offer
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$6mm cash
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1.5 mm shares

Issued Shares	Strike Price	Fully Diluted
Common Shares, Jan 2007 (175,000,000 authorized)	86,770,504		86,770,504
Convertible Preferred Shares	7,100		116,247
Warrants:			
Expire June 2007		$1.00	678,400
Expire June 2007		$2.75	390,400
Expire June 2008		$3.00	94,400
Expire July 2008		$4.00	148,999
Expire Sept 2008		$4.50	20,000
Options Vesting:			
August 2007		$0.50	333,000
November 2007		$1.00	50,000
August 2008		$0.50	333,000
November 2008		$1.00	50,000
August 2009		$0.50	334,000
November 2009		$1.00	50,000
			89,368,950

Board and management have invested $10mm-$12mm of equity
Capitalization Table

Assets		Liabilities	
September 30, 2006 ($000)			
Current Assets	$1,244	Current	3,254
		Long Term	5,005
Net Terminals, Property		Total Liabilities	8,259
and Equipment	$943		
		Equity	
Long Term Licensing		Common Stock	8
Agreements	$1,021	Treasury Stock	(37)
		Paid in Capital	82,431
Other Assets	$82	Accumulated Deficit	(87,371)
		Total Equity	(4,969)
Total Assets	$3,290	Total Liab & Equity	3,290

*Includes Card Activation Technologies
Summary Balance Sheet*

Card Activation Technologies
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Payment Transaction Technology Patent
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Includes processing functions required to activate and reload Gift Cards
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Gift Card Industry is over $100 Billion per year and growing.
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Patent settlement strategy
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Reward early licensees with substantial discounts
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Lawsuits filed against McDonald’s, Walgreen and Sears
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Over 140 notifications have been sent to other companies put on notice
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MedCom retains 60 million shares, approximately 30% of the company.
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Filed SB-2 on December 27, 2006
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Orum & Roth, LLC – Intellectual Property and Patent Counsel.

First Year Post Funding				
	FY2006	Q1	Q2	Q3	Q4	Full Year
($000s)						
Base Business						
Revenue	$6,000	$1,725	$1,864	$2,087	$2,394	$8,070
EBITDA	($2,746)	$238	$309	$420	$574	$1,541
Acquisition						
Revenue		$1,010	$1,170	$1,350	$1,490	$5,020
EBITDA		$234	$370	$522	$641	$1,767
Total MedCom						
Revenue	$6,000	$2,735	$3,034	$3,437	$3,884	$13,090
EBITDA	($2,746)	$472	$679	$942	$1,215	$3,308
Net Income	($6,339)	($103)	$104	$367	$640	$1,008

2007 Numbers are projections
Financial Summary

Investment Summary
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MedCom has established a foothold in the growing Healthcare industry with proven and mature products. Their next steps in growth are based on
expanding the penetration of these products as
well as expanding its market share through an
acquisition strategy targeting companies operating
in the same space in technology and transaction
processing.
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The company has assembled a team of professional with proven track records to execute the strategy.
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With primary products based on web based software, sales margins are in the high 80% to 90%.